Exhibit 8.1





                          May 12, 1999


Board of Directors
First Leesport Bancorp, Inc.
133 North Centre Avenue
Leesport, PA 19533

Board of Directors
Merchants of Shenandoah Ban-Corp
101 North Main Street
Shenandoah, PA 17976

Re: Merger of Merchants of Shenandoah Ban-Corp with and into First Leesport Bancorp, Inc.

Lady and Gentlemen:

     You have requested our opinion in connection with the transaction contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 12, 1999, between First Leesport Bancorp, Inc., a Pennsylvania corporation ("First Leesport"), and Merchants of Shenandoah Ban-Corp, a Pennsylvania corporation ("Merchants"), pursuant to which Merchants will be merged with and into First Leesport, which will be the surviving corporation. At the Effective Date of such merger (the "Merger"), each share of Merchants Common Stock issued and outstanding immediately prior to such date will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number of shares of First Leesport Common Stock as is provided in Section 1.02(e) of the Merger Agreement. No fractional shares of First Leesport Common Stock will be issued. In lieu thereof, shareholders of Merchants will receive cash in an amount determined pursuant to
Section 1.02(e) of the Merger Agreement. Merchants shareholders will be entitled to exercise dissenters' rights in connection with the Merger. All shares of Merchants Common Stock held as treasury shares by Merchants or held by a Merchants Subsidiary, First Leesport, or a First Leesport Subsidiary on the Effective Date of the Merger will be canceled, and no shares of First Leesport Common Stock or other property will be delivered in exchange therefor.

     This opinion is being furnished pursuant to Section 5.01(j) and 5.02(j) of the Merger Agreement. All capitalized terms herein, unless otherwise specified, have the meanings assigned thereto in the Merger Agreement and its exhibits.

     In connection with our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the exhibits thereto, and such other documents as we have deemed necessary or appropriate for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon the foregoing documents and upon statements and representations of officers and other representatives of Merchants and First Leesport, including certain written representations of the managements of Merchants and First Leesport annexed hereto. The opinions expressed herein are conditioned on the initial and continuing accuracy of the facts, information, and representations contained in the aforesaid documents or otherwise referred to above.

     In preparing our opinion, we have considered applicable provisions of the IRC, Treasury regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service, and such other authorities as we have deemed relevant.

     Based solely upon the foregoing and upon the assumptions set forth herein, and subject to the qualifications and caveats set forth herein, we are of the opinion that, under present law, for federal income tax purposes:

     1. The Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     2. First Leesport and Merchants will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     3. Neither First Leesport nor Merchants will recognize any gain or loss upon the transfer of Merchants' assets to First Leesport in exchange solely for First Leesport Common Stock (including any fractional share interests) and the assumption by First Leesport of the liabilities of Merchants.

     4.  The basis of the Merchants assets in the hands of First
Leesport will be the same as the basis of such assets in the hands of Merchants immediately prior to the Merger.

     5. The holding period of the assets of Merchants to be received by First Leesport will include the period during which the assets were held by Merchants.

     6. No gain or loss will be recognized by the shareholders of Merchants on the receipt of First Leesport Common Stock
(including any fractional share interests) solely in exchange for their shares of Merchants Common Stock.

     7. The basis of the First Leesport Common Stock (including any fractional share interests) to be received by the Merchants shareholders in the Merger will be the same as the basis of the Merchants Common Stock surrendered in exchange therefor.

     8. The holding period of the First Leesport Common Stock (including any fractional share interests) to be received by the Merchants shareholders in the Merger will include the period during which the Merchants shareholders held their Merchants Common Stock, provided the shares of Merchants Common Stock are held as a capital asset on the Effective Date of the Merger.

     9. The payment of cash in lieu of fractional share interests of First Leesport Common Stock will be treated as if the fractional share interests were distributed as part of the Merger and then redeemed by First Leesport. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a). Any gain or loss recognized by an Merchants shareholder will be a capital gain or loss, provided the shares of Merchants Common Stock are held as a capital asset on the Effective Date of the Merger.

    10. As provided in IRC Section 381(c)(2) and related Treasury regulations, First Leesport will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Merchants as of the Effective Date of the Merger.
Any deficit in the earnings and profits of First Leesport or Merchants will be used only to offset the earnings and profits accumulated after the Merger.

    11. Pursuant to IRC Section 381(a) and related Treasury regulations, First Leesport will succeed to and take into account the items of Merchants described in IRC Section 381(c). Such items will be taken into account by First Leesport subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

     We call your attention to the fact that certain portions of this opinion relating to the federal income tax treatment of Merchants shareholders may not be applicable to persons who received their Merchants Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, or to foreign persons or persons who, because of their circumstances or status, are subject to special federal income tax treatment.

     Except as set forth above, we express no other opinion as to the tax consequences of the mergers and related transactions to any party under federal, state, local or foreign laws.


                                      Very truly yours,

                                      STEVENS & LEE

                  FIRST LEESPORT BANCORP, INC.
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of First Leesport Bancorp, Inc., a Pennsylvania corporation ("First Leesport"), in connection with the opinion to be delivered by Stevens & Lee, P.C., as to certain of the federal income tax consequences of the proposed merger (the "Merger") of Merchants of Shenandoah Ban-Corp, a Pennsylvania corporation ("Merchants"), with and into First Leesport pursuant to the Agreement and Plan of Merger, dated as of January 12, 1999, between First Leesport and Merchants, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of First Leesport, to the best knowledge and belief of the management of First Leesport, at all times up to and including the effective date of the Merger, that:

     1. The fair market value of the First Leesport common stock to be received by each Merchants shareholder will be approximately equal to the fair market value of the Merchants common stock exchanged therefor.

     2. There is no plan or intention on the part of the Merchants shareholders to sell, exchange, or otherwise dispose of to Merchants, First Leesport and/or any person related to either of them, as determined under Treasury Regulation Section 1.368-1(e), a number of shares of Merchants common stock to be received in the Merger that would reduce such shareholders' ownership of First Leesport common stock to a number of shares having a value, as of the effective date of the Merger, of less than 50% of the value of all of the formerly outstanding Merchants common stock as of the same date. Shares of Merchants common stock exchanged for cash in lieu of fractional shares of First Leesport common stock will considered in making this representation. Moreover, shares of Merchants common stock and shares of First Leesport common stock held by Merchants shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger (including shares disposed of pursuant to the exercise of dissenters' rights) will be considered in making this representation.

     3. First Leesport has no plan or intention to reacquire any of its common stock issued in the Merger.

     4. First Leesport has no plan or intention to sell or otherwise dispose of any of the assets of Merchants acquired in the Merger, except for dispositions made in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the "IRC").

     5.  The liabilities of Merchants assumed by First Leesport
<PAGE 1> and the liabilities to which the transferred assets of
Merchants are subject were incurred by Merchants in the ordinary course of its business.

     6. Following the Merger, First Leesport will continue the historic business of Merchants or use a significant portion of Merchants' historic business assets in a business.

     7. First Leesport, Merchants, and the shareholders of Merchants will pay their respective expenses, if any, incurred in connection with the Merger.

     8. There is no intercorporate indebtedness existing between Merchants and First Leesport that was issued, acquired, or will be settled at a discount.

     9. No two parties to the Merger are "investment companies" as defined in IRC Section 368(a)(2)(F)(iii) and (iv).

    10. Merchants is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

    11. The fair market value of the assets of Merchants transferred to First Leesport will equal or exceed the sum of the liabilities assumed by First Leesport plus the amount of the liabilities, if any, to which the transferred assets are subject.

    12. The payment of cash in lieu of fractional shares of First Leesport common stock is solely for the purpose of avoiding the expense and inconvenience to First Leesport of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Merchants shareholders of record instead of issuing fractional shares of First Leesport common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Merchants in exchange for their shares of Merchants common stock. The fractional share interests of each Merchants shareholder of record will be aggregated, and no Merchants shareholder will receive cash in an amount equal to or greater than the value of one full share of First Leesport common stock.

    13. None of the compensation received by any shareholder-employees of Merchants will be part of the consideration for Merchants common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Merchants is separate consideration for any compensation owed to such shareholder-employee. <PAGE 2>

     IN WITNESS WHEREOF, I have, on behalf of First Leesport, signed this certificate as of the 12th day of May, 1999.


                                    FIRST LEESPORT BANCORP, INC.


                                By: ____________________________


                              Name: ____________________________


                             Title: ____________________________

                MERCHANTS OF SHENANDOAH BAN-CORP
                      OFFICER'S CERTIFICATE

     The undersigned authorized officer of Merchants of Shenandoah Ban-Corp, a Pennsylvania corporation ("Merchants"), in connection with the opinion to be delivered by Stevens & Lee, P. C., as to certain of the federal income tax consequences of the proposed merger (the "Merger") of Merchants with and into First Leesport Bancorp, Inc., a Pennsylvania corporation ("First Leesport"), pursuant to the Agreement and Plan of Merger, dated as of January 12, 1999, between First Leesport and Merchants, and recognizing that such law firm will rely on this Certificate in delivering such opinion, hereby certifies on behalf of Merchants, to the best knowledge and belief of the management of Merchants, at all times up to and including the effective date of the Merger, that:

     1. The fair market value of the First Leesport common stock to be received by each Merchants shareholder will be approximately equal to the fair market value of the Merchants common stock exchanged therefor.

     2. There is no plan or intention on the part of the Merchants shareholders to sell, exchange, or otherwise dispose of to Merchants, First Leesport and/or any person related to either of them, as determined under Treasury Regulation Section 1.368-1(e), a number of shares of Merchants common stock to be received in the Merger that would reduce such shareholders' ownership of First Leesport common stock to a number of shares having a value, as of the effective date of the Merger, of less than 50% of the value of all of the formerly outstanding Merchants common stock as of the same date. Shares of Merchants common stock exchanged for cash in lieu of fractional shares of First Leesport common stock will considered in making this representation. Moreover, shares of Merchants common stock and shares of First Leesport common stock held by Merchants shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger (including shares disposed of pursuant to the exercise of dissenters' rights) will be considered in making this representation.

     3. The liabilities of Merchants assumed by First Leesport and the liabilities to which the transferred assets of Merchants are subject were incurred by Merchants in the ordinary course of its business.

     4. First Leesport, Merchants, and the shareholders of Merchants will pay their respective expenses, if any, incurred in connection with the Merger.

     5.  There is no intercorporate indebtedness existing between
<PAGE 1> Merchants and First Leesport that was issued, acquired, or will be settled at a discount.

     6. No two parties to the Merger are "investment companies" as defined in Section 368(a)(2)(F)(iii) and (iv) of the Internal
Revenue Code of 1986, as amended (the "IRC").

     7. Merchants is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of IRC Section
368(a)(3)(A).

     8. The fair market value of the assets of Merchants transferred to First Leesport will equal or exceed the sum of the liabilities assumed by First Leesport plus the amount of the liabilities, if any, to which the transferred assets are subject.

     9. The payment of cash in lieu of fractional shares of First Leesport common stock is solely for the purpose of avoiding the expense and inconvenience to First Leesport of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the transaction to the Merchants shareholders of record instead of issuing fractional shares of First Leesport common stock will not exceed 1% of the total consideration that will be issued in the Merger to the shareholders of Merchants in exchange for their shares of Merchants common stock. The fractional share interests of each Merchants shareholder of record will be aggregated, and no Merchants shareholder will receive cash in an amount equal to or greater than the value of one full share of First Leesport common stock.

    10. None of the compensation received by any shareholder-employees of Merchants will be part of the consideration for Merchants common stock. The compensation to be paid to shareholder-employees under any employment agreement will be for services actually rendered and will be commensurate with amounts paid by third parties bargaining at arm's length for similar services. None of the stock to be received by any shareholder-employee of Merchants is separate consideration for any compensation owed to such shareholder-employee. <PAGE 2>

     IN WITNESS WHEREOF, I have, on behalf of Merchants, signed this certificate as of the 12th day of May, 1999.


                               MERCHANTS OF SHENANDOAH BAN-CORP


                           By: ____________________________


                         Name: ____________________________


                        Title: ____________________________
<PAGE 3>